UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 6, 2009 (March 31, 2009)
Date of report (Date of earliest event reported):

HUGHES Telematics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

41 Perimeter Center East, Suite 400 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 391-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2009, the HUGHES Telematics, Inc. (the "Company") received a delisting letter from NYSE Amex LLC (the "NYSE Amex") indicating that the Company was not in compliance with the public stockholder requirements of Section 102(a) of the NYSE Amex Company Guide (the "Company Guide") because the Company has fewer than 400 public stockholders.  The delisting letter also indicated that the Company was not in compliance with the information submission requirements of Section 1003(d) of the Company Guide because the Company failed to submit a new listing application for the post-merger Company and, therefore, failed to satisfy the NYSE Amex's initial listing standards pursuant to Section 341, which were applicable at the time of the consummation of the merger between HUGHES Telematics Inc. and Polaris Acquisition Corp.  The notification from the NYSE Amex indicates that the Company has until April 9, 2009 to appeal the NYSE Amex's determination by requesting an oral hearing or a hearing based on a written submission before the NYSE Amex's Listings Qualifications Panel.

The Company intends to appeal the NYSE Amex's determination as soon as practicable and no later than the April 9, 2009 deadline.  There can be no assurance that the Company's appeal will be successful.

The Company issued a press release on April 6, 2009, announcing receipt of the NYSE Amex's letter as discussed above and the fact that the Company is not in compliance with certain listing standards.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 8.01       Other Events.

On April 6, 2009, the HUGHES Telematics, Inc. issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release dated April 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.

Dated: April 6, 2009
	By:	/s/ Robert Lewis
	Name:	Robert Lewis
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release dated April 6, 2009